Exhibit 10.15

ANNUAL VESTING; REPURCHASE RIGHT; WITHHOLDING

VERITONE, INC.

STOCK ISSUANCE AGREEMENT

AGREEMENT made as of this          day of             , 20         by and between Veritone, Inc., a Delaware corporation, and                     , Participant in the Corporation’s 2014 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.	PURCHASE OF SHARES

1. Purchase. In consideration of services rendered or to be rendered to the Corporation, the Corporation hereby issues to Participant on             , 20         (the “Grant Date”)              shares of Common Stock (the “Issued Shares”) pursuant to the provisions of the Stock Issuance Program.

2. Escrow. The Corporation shall have the right to hold the certificates representing any Issued Shares which are subject to the Forfeiture Restriction in escrow.

3. Stockholder Rights. Until such time as the shares are forfeited pursuant to the Forfeiture Restriction or the Corporation exercises the First Refusal Right or Repurchase Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Issued Shares, subject, however, to the transfer restrictions of Articles B and C.

B.	SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Issued Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the Issued Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Issued Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is acquiring the Issued Shares for investment purposes only and not with a view to resale and is prepared to hold the Issued Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Issued Shares from the registration requirements of the 1933 Act.

2. Disposition of Issued Shares. Participant shall make no disposition of the Issued Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i) Participant shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Issued Shares.

(iii) Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Issued Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Issued Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Issued Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Issued Shares have been transferred in contravention of this Agreement.

3. Restrictive Legends. The stock certificates for the Issued Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain forfeiture restrictions, rights of first refusal and repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated             , 20        , between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.	TRANSFER RESTRICTIONS

1. Restriction on Transfer. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Issued Shares which are subject to the Forfeiture Restriction or the Repurchase Right. In addition, Issued Shares which are released from the Forfeiture Restriction and the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

2. Transferee Obligations. Each person (other than the Corporation) to whom the Issued Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Forfeiture Restriction, (ii) the First Refusal Right, (iii) the Market Stand-Off and (iv) the Repurchase Right, to the same extent such shares would be so subject if retained by Participant.

3. Market Stand-Off.

(a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Issued Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed the greater of: (a) one hundred eighty (180) days, or (b) if required by such underwriter, such longer period of time as is necessary to enable the underwriter to issue a research report, analyst recommendation or opinion in accordance with the then-applicable rules and regulations of the Financial Regulatory Authority, Inc. and the applicable stock exchange, but in no event in excess of two hundred ten (210) days following the effective date of the registration statement relating to such offering. The Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering.

(b) Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Issued Shares shall be immediately subject to the Market Stand-Off, to the same extent the Issued Shares are at such time covered by such provisions.

(d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Issued Shares until the end of the applicable stand-off period.

D.	FORFEITURE RESTRICTION

1. Forfeiture Restriction. Upon the date Participant ceases for any reason to remain in Service, all of the Issued Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph D.2 or the special vesting acceleration provisions of Paragraph D.4 (such shares to be hereinafter referred to as the “Unvested Shares”) shall thereupon be forfeited immediately and without any further action by the Corporation (the “Forfeiture Restriction”). Upon the

occurrence of such a forfeiture, the Corporation shall become the legal and beneficial owner of the Issued Shares forfeited and all rights and interests therein or relating thereto without any payment to Participant, and the Corporation shall have the right to retain and transfer to its own name the number of Issued Shares forfeited by Participant. In the event any of the Unvested Shares are forfeited under this Paragraph D.1, any cash, cash equivalents, assets or securities received by or distributed to Participant with respect to, in exchange for or in substitution of such Issued Shares shall be promptly transferred to the Corporation without payment of any consideration.

2. Termination of the Forfeiture Restriction. Subject to the terms and conditions of the Plan and this Agreement, the Forfeiture Restriction shall lapse and cease to apply with respect to any and all Issued Shares in which Participant vests in accordance with the following schedule:

(i) Participant shall vest in the Issued Shares, and the Forfeiture Restriction shall concurrently lapse with respect to those Issued Shares, in four equal successive annual installments of twenty-five percent (25%) each upon Participant’s completion of each year of Service over the four (4) year period measured from the Grant Date.

All Issued Shares as to which the Forfeiture Restriction lapses shall, however, remain subject to (i) the First Refusal Right, (ii) the Market Stand-Off and (iii) the Repurchase Right.

3. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the Forfeiture Restriction and any escrow requirements hereunder, but only to the extent the Issued Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Issued Shares subject to this Agreement and to the Forfeiture Restriction in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure.

4. Change in Control.

(a) The right to receive the Issued Shares upon the occurrence of a forfeiture pursuant to the Forfeiture Restriction may be assigned to the successor corporation (or parent thereof) in connection with a Change in Control or the Forfeiture Restriction may otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction. If the right to receive the Issued Shares upon the occurrence of a forfeiture is not assigned to the successor corporation (or parent thereof) and the Forfeiture Restriction is not otherwise continued in full force and effect, then the Forfeiture Restriction shall automatically terminate immediately prior to the time of the Change in Control with respect to twenty-five percent (25%) of the Issued Shares in which Participant is not then vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph D.2, and the shares of Common Stock subject to the portion of the Forfeiture Restriction that is terminated shall immediately vest in full. Upon consummation of the Change in Control, the Issued Shares in which Participant is not then vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph D.2 or the preceding sentence shall be surrendered and shall cease to be outstanding, except to the extent the right to receive the Issued Shares upon the occurrence of a forfeiture pursuant to the Forfeiture Restriction is assigned to the successor corporation (or parent thereof) or the Forfeiture Restriction is otherwise continued in effect pursuant to the terms of the Change in Control transaction. No amount shall be paid to Participant for the shares of Common Stock that are surrendered.

(b) To the extent the Forfeiture Restriction remains in effect following a Change in Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Issued Shares in consummation of the Change in Control, but only to the extent the Issued Shares are at the time covered by such right. The new securities or other property (including any cash payments) issued or distributed with respect to the Issued Shares in consummation of the Change in Control shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Participant vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Issued Shares.

E.	RIGHT OF FIRST REFUSAL

1. Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Issued Shares in which Participant has vested in accordance with the provisions of Article D and the Repurchase Right has lapsed. For purposes of this Article E, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Issued Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2. Notice of Intended Disposition. In the event any Owner of Issued Shares in which Participant has vested and the Repurchase Right has lapsed desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Issued Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3. Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5. Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Corporation did not exercise the First Refusal Right; or

(ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6. Recapitalization/Reorganization.

(a) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the First Refusal Right, but only to the extent the Issued Shares are at the time covered by such right.

(b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Issued Shares in consummation of the Reorganization, but only to the extent the Issued Shares are at the time covered by such right.

7. Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least fifteen million dollars ($15,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

8. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Issued Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.	REPURCHASE RIGHT

1. Grant. If Participant ceases for any reason to remain in Service prior to the completion of the two (2) year period following the Grant Date, the Corporation shall have the right (the “Repurchase Right”) to repurchase at the Repurchase Price any or all of the Issued Shares with respect to which the Forfeiture Restriction has lapsed (such shares to be hereinafter referred to as the “Vested Shares”), which shall be exercisable at any time during the ninety (90)-day period following the later of (a) Participant’s cessation of Service or (b) expiration of the six (6)-month period following the date the Forfeiture Restriction lapses with respect to the Vested Shares.

2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Vested Shares prior to the expiration of the applicable ninety (90)-day exercise period. The notice shall indicate the number of Vested Shares to be repurchased, the Repurchase Price to be paid per share and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Vested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Vested Shares which are to be repurchased from Owner.

3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Vested Shares for which it is not timely exercised under Paragraph F.2. In addition, the Repurchase Right shall terminate and cease to be exercisable upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock, or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least fifteen million dollars ($15,000,000). All Vested Shares as to which the Repurchase Right lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

4. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Issued Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Issued Shares subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure.

5. Change in Control.

(a) In the event of a Change in Control, the Plan Administrator in its sole discretion may determine that the Repurchase Right (i) is to be assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) is to be terminated, or (iii) is to be exercised on such terms as determined by the Plan Administrator.

(b) To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Issued Shares in consummation of the Change in Control, but only to the extent the Issued Shares are at the time covered by such right.

6. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Vested Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

G.	SPECIAL TAX ELECTION

1. Section 83(b) Election. Under Code Section 83, the excess of the Fair Market Value of the Issued Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price (if any) paid for those shares will be reportable as ordinary income on the lapse date. Participant may elect under Code Section 83(b) to be taxed at the time the Issued Shares are acquired, rather than when and as such Issued Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Issued Shares on the date of this Agreement equals the purchase price (if any) paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.

THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

H.	WITHHOLDING OF TAXES

The Corporation shall have the right to require Participant to pay to the Corporation the amount of any taxes that the Corporation is required to withhold in respect of the Issued Shares or to take whatever action it deems necessary to protect the interests of the Corporation in respect of such tax liabilities.

Participant may elect to satisfy all or a portion of the Corporation’s tax withholding obligations as follows:

(1)	in cash or check made payable to the Corporation; and/or

(2)	by requesting that the Corporation deduct from the Issued Shares otherwise deliverable to Participant a number of whole shares having a Fair Market Value, as determined by the Corporation as of the date on which the taxable event with respect to the Issued Shares arises, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates, or such other amount determined by the Corporation; and/or

(3)	if at the time the taxable event with respect to the Issued Shares arises (A) Participant is not a Section 16 Insider, (B) the Common Stock is registered under Section 12 of the 1934 Act, and (C) the Issued Shares are not subject to a Market Stand-Off, then subject to compliance with applicable law and the Corporation’s trading policies, through a special sale and remittance procedure. Pursuant to such procedure, Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm (with such brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the Issued Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding obligation determined by the applicable minimum statutory rates, or such other amount determined by the Corporation and (B) to the Corporation to deliver the certificates for the Issued Shares directly to such brokerage firm on the settlement date in order to complete the sale. Participant agrees to execute such other documents as may be required by the brokerage firm to effect such sale.

Notwithstanding the foregoing, if Participant is not a Section 16 Insider, the Corporation may require that Participant’s tax withholding obligation shall be satisfied under subsection (3) above.

I.	GENERAL PROVISIONS

1. Assignment. The Corporation may assign the Forfeiture Restriction, the First Refusal Right and/or the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4. No Waiver. The failure of the Corporation in any instance to exercise the First Refusal Right or the Repurchase Right or enforce the Forfeiture Restriction shall not constitute a waiver of any other rights of first refusal, repurchase right or forfeiture restrictions that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

J.	MISCELLANEOUS PROVISIONS

1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

2. Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Issued Shares pursuant to the provisions of this Agreement.

3. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

VERITONE, INC.

By:

Name:	Peter F. Collins

Title:	Chief Financial Officer

PARTICIPANT NAME:

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation’s granting Participant the right to acquire the Issued Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the Forfeiture Restriction and Repurchase Right (as defined in the Agreement).

SPOUSE NAME:

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                          hereby sell(s), assign(s) and transfer(s) unto Veritone, Inc. (the “Corporation”),                            (                ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.                          herewith and do(es) hereby irrevocably constitute and appoint                          Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature
Name:

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to enforce the Forfeiture Restriction without requiring additional signatures on the part of Participant.

EXHIBIT II

SECTION 83(b) TAX ELECTION

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:
Address:
Taxpayer Ident. No. (SSN):

(2)	The property with respect to which the election is being made is shares of the Common Stock of Veritone, Inc.

(3)	The property was issued on , .

(4)	The taxable year in which the election is being made is the calendar year .

(5)	The property is subject to forfeiture if for any reason taxpayer’s service with the issuer terminates. The forfeiture restriction will lapse in a series of installments over a period ending no later than , 20 .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share x shares = $ .

(7)	The amount paid for such property is $0.00 per share x shares = $ .

(8)	The amount to include in gross income is $ .

(9)	A copy of this statement was furnished to Veritone, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , 20 .

Taxpayer:	Spouse (if any)

FORM OF COVER LETTER FOR FILING OF 83(B) ELECTION

            , 20__

VIA CERTIFIED MAIL; RETURN RECEIPT REQUESTED

Internal Revenue Center1

[Address]

Re:	Election under Section 83(b) of the Internal Revenue Code

Taxpayer:

SSN:

Ladies and Gentlemen:

Please find enclosed an executed form of Election under Section 83(b) of the Internal Revenue Code of 1986, made by              relating to the issuance of              shares of Common Stock of Veritone, Inc.

Also enclosed is a copy of the 83(b) Election and a stamped, self-addressed envelope. Please acknowledge receipt of these materials by stamping the enclosed copy of the 83(b) Election with the date of receipt and returning it to the undersigned in the courtesy envelope enclosed. Should you have any questions, please contact the undersigned at (            )                     .

Thank you for your attention to this matter.

Name:

Enclosures

[1]	The 83(b) election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the date of the Stock Issuance Agreement. The filing should be made by registered or certified mail, return receipt requested. Participant should retain a copy of the completed form for his or her records.

EXHIBIT III

2014 STOCK OPTION/STOCK ISSUANCE PLAN

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Issuance Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean Veritone, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Veritone, Inc. which shall by appropriate action adopt the Plan.

G. Disposition Notice shall have the meaning assigned to such term in Paragraph E.2.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Notice shall have the meaning assigned to such term in Paragraph E.3.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code.

K. Family Member shall mean any of the following members of Participant’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L. First Refusal Right shall have the meaning assigned to such term in Paragraph E.1.

M. Forfeiture Restriction shall have the meaning assigned to such term in Paragraph D.1.

N. Grant Date shall have the meaning assigned to such term in Paragraph A.1.

O. Issued Shares shall have the meaning assigned to such term in Paragraph A.1.

P. Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

Q. 1933 Act shall mean the Securities Act of 1933, as amended.

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S. Owner shall mean Participant and all subsequent holders of the Issued Shares who derive their chain of ownership through a Permitted Transfer from Participant.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Participant shall mean the person to whom shares are issued under the Stock Issuance Program.

V. Permitted Transfer shall mean (i) a gratuitous transfer of the Issued Shares to one or more of Participant’s Family Members or to a trust established for Participant or one or more such Family Members, provided and only if Participant obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Issued Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Issued Shares.

W. Plan shall mean the Corporation’s 2014 Stock Option/Stock Issuance Plan attached hereto as Exhibit III.

X. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y. Recapitalization shall mean any of the following transactions affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration.

Z. Reorganization shall mean any of the following transactions:

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

AA. Repurchase Price shall mean the Fair Market Value per share of Common Stock (or any other securities or property being repurchased) on the date of Participant’s cessation of Service (or on the date of the Change in Control in the event the Repurchase Right is exercised in connection with the Change in Control).

BB. Repurchase Right shall mean the right granted to the Corporation in accordance with Article F.

CC. SEC shall mean the Securities and Exchange Commission.

DD. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

EE. Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

FF. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

GG. Stock Issuance Program shall mean the Stock Issuance Program under the Plan.

HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II. Target Shares shall have the meaning assigned to such term in Paragraph E.2.

JJ. Unvested Shares shall have the meaning assigned to such term in Paragraph D.1.

KK. Vested Shares shall have the meaning assigned to such term in Paragraph F.1.

LL. Vesting Schedule shall mean the vesting schedule specified in Paragraph D.2 pursuant to which Participant is to vest in the Issued Shares in a series of installments over Participant’s period of Service.